Exhibit 99.2

AMENDED JOINT FILING AGREEMENT

The parties to the Joint Filing Agreement dated March 30, 2018 (“Joint Filing Agreement”), hereby agree to amend the Joint Filing Agreement to add Novelty Capital Series Fund LP and Novelty Capital Series GP LLC as joint filers. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of that Amendment No. 3 to the Statement on Schedule 13D (including any additional amendments thereto on behalf of the undersigned, the “Statement”) with respect to the common stock, $0.0001 par value per share, of hopTo Inc., a Delaware corporation. This Amended Joint Filing Agreement shall be filed as an Exhibit to the Statement.

August 13, 2020

NOVELTY CAPITAL SERIES FUND LP

By:	NOVELTY CAPITAL SERIES GP LLC, its general partner

By:	NOVELTY CAPITAL, LLC, sole member of the general partner

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title	Managing Partner

NOVELTY CAPITAL SERIES GP LLC, its general partner

By:	NOVELTY CAPITAL, LLC, sole member of the general partner

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title	Managing Partner

NOVELTY CAPITAL PARTNERS LP

By:	NOVELTY CAPITAL PARTNERS GP LLC, its general partner

By:	NOVELTY CAPITAL, LLC, sole member of the general partner

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title	Managing Partner

NOVELTY CAPITAL PARTNERS GP, LLC, its general partner

By:	NOVELTY CAPITAL, LLC, sole member of the general partner

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title	Managing Partner

NOVELTY CAPITAL, LLC

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title	Managing Partner

/s/ Jonathon R. Skeels
Jonathon R. Skeels